EXHIBIT 99.1
News

Georgia-Pacific Corporation 133 Peachtree Street, N.E. Atlanta, Georgia 30303

Release No. C-1873 Date: Feb. 2, 2004

Contacts: Greg Guest 404-652-4739 Robin Keegan 404-652-4713 Investors - Meg Nollen (404) 652-4720 Richard Perkins (404) 652-4721

GEORGIA-PACIFIC BOARD DECLARES REGULAR QUARTERLY DIVIDEND

ATLANTA -- Georgia-Pacific Corp.'s (NYSE: GP) board of directors today approved a regular quarterly dividend on the company's common stock.

The board approved a dividend of 12.5 cents per share. The dividend is payable Feb. 23, 2004, to shareholders of record Feb. 12, 2004.

          Headquartered at Atlanta, Georgia-Pacific is one of the world's leading manufacturers and marketers of tissue, packaging, paper, building products, pulp and related chemicals. With 2002 annual sales of more than $23 billion, the company employs approximately 61,000 people at 400 locations in North America and Europe. Its familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, Sparkle®, Soft 'n Gentle®, Mardi Gras®, So-Dri®, Green Forest® and Vanity Fair®, as well as the Dixie® brand of disposable cups, plates and cutlery. Georgia-Pacific's building products business has long been among the nation's leading suppliers of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers. For more information, visit www.gp.com.

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